EXHIBIT 99.1

Fuer International Announces Appointment of New Directors

QIQIHAR, China, March 25, 2011 /PRNewswire-Asia/ -- Fuer International Inc. ("Fuer" or the "Company") (OTC Bulletin Board: FRXT), a leading Chinese agricultural material company providing quality hybrid corn seeds, soybean seeds, rice seeds and fertilizer products to farmers in northeastern China., today announced the appointment of Mr. Chen Huabang, age 47, and Mr. Li Zeyu, age 46, as new directors of the Company, effective March 21, 2011.

"Mr. Chen and Mr. Li have an exceptional record of achievements in genetic and molecular plant breeding. The vast industry expertise of both Mr. Chen and Mr. Li will qualify them for their roles as directors of the Company, and their skills will immediately contribute to the Board's value and the Company's operations," commented Mr. Zhang Li, Chairman and Director of the Company.

Since 2008, Mr. Chen has served as a visiting professor, doctoral advisor and the lead researcher of the Corn Breeding Innovation Team at the Shandong Agricultural University, and the director of the National Key Lab for Innovation of Staple Crop Seeds of Shandong Agricultural University. Additionally, Mr. Chen has served since 2008 as the technical director of the Shandong Fuanfeng Seeds Technologies Co., Ltd. Previously, from 2000 through 2007, Mr. Chen served as the leader of a research team of Institute of the Indiana Crop Improvement Association in America. During the research, Mr. Chen and his team built up a gene expression system which makes specific expression of exogenous gene inside soybean seeds, and registered four soybean peroxidase genes. Meanwhile, Mr. Chen also was granted "Registered Genetic Technologist" by the Technical Committee of the Society when served as a member of the committee, and designed primers and probes for qualitative and quantitative detection of most genetic soybeans and corns approved by US Ministry of Agriculture, including corn's Bt11, Cry9C, MON810, GA21, MON863, NK603, T25, E176, T1507 and soybean's RoundUp Ready. Mr. Chen received a Masters Degree in 1993 from Shandong Agricultural University, and a Doctoral Degree and Postdoctoral Degree in 1996 from Purdue University.

Since September 2010, Mr. Li has served as the President of the Daqing Branch of the Heilongjiang Academy of Agricultural Sciences. Previously, from December 2006 through August 2010, Mr. Li has served as the Vice President of the Daqing Branch of the Heilongjiang Academy of Agricultural Sciences. Mr. Li presided over the projects in "the Eighth Five-year Key Programs" of the Ministry of Science and Technology, "Introducing Advanced Agricultural Science and Technologies Program" of the Ministry of Agriculture and Heilongjiang Provincial "China Spark Program". From December 2000 through December 2006, Mr. Li served as the Deputy Head the Heihe Agricultural Science Institute of Heilongjiang Academy of Agricultural Sciences. Mr. Li received a MBA in Agricultural Materials Marketing from the China Agricultural University, a Graduate Degree from the Heilongjiang Northeast Agricultural University and a Undergraduate Degree from the Heilongjiang Beian Agricultural School.

About Fuer International Inc.

Fuer International Inc. is a leading Chinese agricultural material company providing qualified hybrid corn seeds, soybean seeds, rice seeds and fertilizer products to farmers in Northeastern China, which is the most important agricultural region in the country. Through its 1,094 distributors and 3,430 outlets, the Company distributes its products to farmers located in Heilongjiang, Jilin, Northeast Inner Mongolia and the rest of China. Fuer International procures raw seeds through exclusive contracts with farmers in Heilongjiang, Jilin, and Northeast Inner Mongolia. It controls exclusive rights or patents to provide 10 varieties of corn seeds, 19 of soybean seeds and 14 of rice seed that adapt to different temperature zones and soil conditions in the region. China Golden has signed contracts with breeding bases of 16,474 acres, with an annual production capacity of 20 million kilograms and two fertilizer production lines with an annual production capacity of 50,000 tons. Fuer International has one pending patent on fertilizer, rights to four seed varieties and over 40 registered trademarks. For more information, please visit http://www.fuer.com.cn

Safe Harbor Statement

This press release contains certain statements that may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account the information currently available to management. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known that may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition expressed or implied in any forward-looking statements. These forward-looking statements are based on current plans and expectations and are subject to a number of uncertainties including, but not limited to, the Company's ability to expand its Schisandra Tablets sales, ability to manage expansion of its operations effectively, and other factors detailed in the Company's annual report on Form 10-K and other filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

CONTACT: Fuer International Inc. Mr. XING, YANZENG, +86-452-6919150, xingyanzeng@fuer.com.cn